Exhibit 99
Bank of America
Utilities Mini-Conference
June 26, 2007  •  Los Angeles,
California

June 26, 2007
Information Concerning Forward-Looking Statements
Statements made in this release that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made.  Forward-looking statements include, but are not limited to, statements regarding projected delivered volumes and margins, the outcome of regulatory proceedings, cost estimates of the comprehensive energy plan and other matters affecting future operations.  In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Great Plains Energy is providing a number of important factors that could cause actual results to differ materially from the provided forward-looking information.  These important factors include: future economic conditions in the regional, national and international markets, including but not limited to regional and national wholesale electricity markets; market perception of the energy industry, Great Plains Energy and
KCP&L; changes in business strategy, operations or development plans; effects of current or proposed state and federal legislative and regulatory actions or developments, including, but not limited to, deregulation, re-regulation and restructuring of the electric utility industry; decisions of regulators regarding rates KCP&L can charge for electricity; adverse changes in applicable laws, regulations, rules, principles or practices governing tax, accounting and environmental matters including, but not limited to, air and water quality; financial market conditions and performance including, but not limited to, changes in interest rates and in availability and cost of capital and the effects on pension plan assets and costs; credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts; increased competition including, but not limited to, retail choice in the electric utility industry and the entry of new competitors; ability to carry out marketing and sales plans; weather conditions including weather-related damage; cost, availability, quality and deliverability of fuel; ability to achieve generation planning goals and the occurrence and duration of unplanned generation outages; delays in the anticipated in-service dates and cost increases of additional generating capacity; nuclear operations; ability to enter new markets successfully and capitalize on growth opportunities in non-regulated businesses and the effects of competition; workforce risks including compensation and benefits costs; performance of projects undertaken by non-regulated businesses and the success of efforts to invest in and develop new opportunities; the ability to successfully complete merger, acquisitions or divestiture plans (including the acquisition of Aquila, Inc., and Aquila’s sale of assets to Black Hills Corporation); and other risks and uncertainties.  Other risk factors are detailed from time to time in Great Plains Energy’s most recent quarterly report on Form 10-Q or annual report on Form 10-K filed with the Securities and Exchange Commission.  This list of factors is not all-inclusive because it is not possible to predict all factors.
Forward Looking Statement

June 26, 2007
Additional Information and Where to Find It
In connection with the acquisition of Aquila, Inc., by Great Plains Energy, Great Plains Energy filed on May 8, 2007 with the SEC a registration statement on Form S-4, containing a joint proxy statement/prospectus and other relevant materials. The final joint proxy statement/prospectus will be mailed to the stockholders of Great Plains Energy and
Aquila, Inc.. INVESTORS AND SECURITY HOLDERS OF GREAT PLAINS ENERGY AND AQUILA, INC., ARE URGED
TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY
BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GREAT PLAINS
ENERGY, AQUILA, INC., AND THE ACQUISITION. The registration statement and joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Great Plains Energy or Aquila,
Inc., with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents (when they are available) filed with the SEC by Great Plains
Energy by directing a request to: Great Plains Energy, 1201 Walnut, Kansas City, MO 64106, Attn: Investor Relations.
Investors and security holders may obtain free copies of the documents filed with the SEC by Aquila, Inc., by contacting
Aquila, Inc., 20 West Ninth Street, Kansas City, MO 64105, Attn: Investor Relations.
Participants in Proxy Solicitation
Great Plains Energy, Aquila, Inc., and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies relating to the proposed transaction. Information about the executive officers and directors of
Great Plains Energy and their ownership of Great Plains Energy common stock is set forth in Great Plains Energy’s
Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on February 27, 2007, and the proxy statement for Great Plains Energy’s 2007 Annual Meeting of Stockholders, which was filed with the SEC on
March 19, 2007. Information regarding Aquila, Inc., directors and executive officers and their ownership of Aquila, Inc., common stock is set forth in Aquila’s Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on March 1, 2007 and the proxy statement for Aquila’s 2007 Annual Meeting of Stockholders, which was filed with the SEC on March 21, 2007.  Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Great Plains Energy, Aquila, Inc., and their respective executive officers and directors in the proposed transaction by reading the joint proxy statement/prospectus regarding the proposed transaction.
Additional Information

Great Plains Energy
Stand-Alone Highlights

June 26, 2007
•

Progress continues on the Comprehensive
Energy Plan
–

100MW of wind completed on schedule in
2006
–

LaCygne 1 SCR completed 2Q07
–

Environmental upgrades ongoing at Iatan 1
–

Construction continues on Iatan 2
•

Significant regulatory progress
–

New rates in 2007 resulting from settlement
agreement in KS & rate order in MO that
allowed 11.25% ROE
–

Rate cases filed in KS & MO for new rates
effective in 2008
•

Strategic Energy growing delivered volumes
Executing on Strategic Intent
GXP recently received the 2007 Edison
Award for its collaborative
Comprehensive Energy Plan

GREAT PLAINS ENERGY

Kansas City Power & Light®
ENERGIZING LIFE

Strategic Energy

June 26, 2007
•

Over 60% rate base growth between 2005 and 2010 planned at KCP&L through the Comprehensive Energy Plan
•

Low cost coal and nuclear generation provides KCP&L stable,
competitive generation fleet in a volatile market
•

Driving toward operational excellence companywide
•

Strategic Energy is positioned for increasing profitability in competitive supply beyond ‘07
•

GXP provides a solid dividend with future growth potential
Great Plains Energy Investment Highlights

Environmental Improvements
Efficiency, Affordability & Demand Response Programs
Kansas City Power & Light
New Wind Generation
Infrastructure Improvements
High-Efficiency Coal-Fired Plant

Aquila
Providing Energy For Better Living.

June 26, 2007
1Q07 Results - A Challenging Quarter
•

Q1 Results Drivers:
•

Timing of Iatan & Hawthorn outages
•

Lower wholesale revenue
•

Higher purchased power & fuel costs
•

Higher retail revenue - weather, rates &
customer growth
•

Lower gross margins at Strategic Energy
•

Attrition in the small customer segment
•

Increased purchased power costs due to
resettlement for 2006 deliveries
•

Q1 Strategic Successes
•

Announced proposed transaction with ILA
•

Filed 2007 MO & KS rate cases
•

Announced agreement with Sierra Club
•

Continued successful execution of the CEP

Great Plains Energy Core Earnings Per Share Path
Expected
Range
$2.38 - $2.63
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
$2.16
$1.93
[redacted]
2005
2006
2007
2008
2009
2010

June 26, 2007
GXP Stand-Alone Core EPS Growth
ILA transaction anticipated to be accretive to this path in 2009 and beyond
Note: The Company does not provide projected growth rates for periods ending before 2010, and such growth rates may be materially different.  This graph is for illustrative purposes only for periods ending before 2010.
The long-term earnings story remains intact
2% - 4% Core EPS
CAGR 2005-2010
Significant core
earnings per
share growth
expected from
2007 to 2010

Kansas City Power & Light

June 26, 2007
•

100MW Spearville Wind Energy Facility - total capex of $164M
•

Over $30M in production tax credits will lower customer costs over next 5 years
•

Completed on schedule in September 2006
•

Met all regulatory requirements for inclusion in rate base for 2007 rates
•

Overcame challenges & considerable market tightening for wind turbines
•

Early contracting helped maintain delivery schedule
•

Managed through a microburst that damaged several turbine blades
Spearville Wind Energy Facility
On-Time
On-Budget

June 26, 2007
LaCygne 1 SCR
On-Time
On-Budget
CEP Environmental Projects Update
•

LaCygne 1 SCR project completed on-time and on-budget in May --
unit fully operational
•

Iatan 1 scrubber/baghouse/low-NOx burners underway

June 26, 2007
Iatan 2 Coal-fired Generation Facility
•

Iatan 2 is the largest component of the CEP
•

KCP&L to own 465MW of a projected 850MW plant, in-service 2010
•

Stack completed, water pipes being laid, and foundation for turbine, boiler and pulverizer in progress
•

Project remains on schedule for mid 2010 completion and in-service

June 26, 2007
GXP is taking a leadership role in energy efficiency
•

CEO Mike Chesser co-chairs EEI committee on energy efficiency
•

Landmark agreement with Sierra Club - pursuing additional renewables and load reduction through efficiency • reducing carbon footprint
•

GXP recipient of the 2007 Edison Award for its collaborative CEP
Efficiency, Affordability & Reliability Projects
•

Customer-focused efficiency, affordability & DSM
programs
•

Recognized in MO rate base as incurred
•

Empowers customers to control usage, costs
•

Asset management and reliability projects
•

Transmission & distribution projects
•

Enhance system performance and reliability

June 26, 2007
Planning Beyond The CEP
•

Sierra Club agreement - a first step in planning beyond the CEP
•

Collaborative agreement with the Sierra Club and Concerned Citizens of
Platte County removes legal challenges to KCP&L’s ongoing CEP projects
•

KCP&L agrees to pursue building 400 MW of wind generation by 2012 and
300 MW of energy efficiency by 2012, subject to regulatory treatment
•

KCPL agrees to modest existing air permit emission limit reductions
•

KCP&L agrees to reduce CO2 emissions by approximately 700,000 tons annually by 2012; possible upgrade or replacement of Montrose coal-fired units
•

Integrated Resource Plan
•

Due to be completed in 2008 in Missouri
•

Collaboration with all stakeholders will be required and standard least cost
Integrated Resource Plan (IRP) planning still needs to take place

KCP&L Estimated Capital Expenditures
($ in millions)

	2007E	2008E	2009E	2010E	Total '07-'10
Base Capex	$223	$206	$207	$230	**$866**
New Generation	204	359	244	56	863
Environmental	102	163	64	58	387
Infrastructure Investment	9	12	13	7	41
Demand Response/Energy Efficiency[1]	10	10	13	16	49
CEP Capex[2]	325	544	334	137	**$1,340**
Base and CEP Capex	**$548**	**$750**	**$541**	**$367**	**$2,206**
Non-CEP Environmental	-	-	13	25	**$38**
Total Estimated Capex	**$548**	**$750**	**$554**	**$392**	**$2,244**
KCP&L Estimated Ratebase ($ in billions)[3]	$2.4	$2.7	$2.7	$3.7

June 26, 2007
KCP&L Anticipated Capex
Estimated CEP cost range of $1.52B to $1.62B includes approximately $280M spent in 2005 and 2006
1

Demand Response includes $8M, $8M, $10M, and $13M for the years 2007 through 2010, respectively, of expenditures that are expected to be deferred as a regulatory asset pursuant to MPSC and KCC rate orders.
2

CEP capex amounts represent the high end of the estimated CEP capital expenditure range of $1.52B to $1.62B.
3

Ratebase amounts can vary by state.

Strategic Energy

Competitive Supply Market Size (TWhs)
400
350
300
250
200
150
100
50
0
12
114
18
263
27
291
28
307
35
307
38
312
2001
2002
2003
2004
2005
2006
Non-residential
Residential

June 26, 2007
Source: KEMA/Others
The U.S. competitive retail market at YE06 totaled ~350,000 GWhs, or 23%
of eligible U.S. electric volumes
U.S. Competitive Supply Market
Non-residential switched market:
–

Long-term growth estimated at 4
- 6% per annum, though growth
in 2006 was slower at roughly 2%
–

~$25 billion annual revenues
estimated in 2005, with $1 billion
to $3 billion  in annual gross
margin

June 26, 2007
Competitive Environment
•

From the highs reached in late 2005, wholesale electricity prices have generally declined
–

Pent-up demand for price certainty due to previous volatility unleashed in declining price market
–

Longer contract terms for smaller customers
–

Large customers continue to favor shorter contract lengths
–

Productivity of sales force increases as terms lengthen and re-signs absorb less time and effort
•

Recent experience in the small business segment - getting it right
–

During 2006, SE experienced strong demand from the small business segment driving sales growth (25% of FY06 sales)
–

As prices fell, early terminations in the small business segment negatively impacted Q1 gross margins and bad debt expense
–

Stronger credit screening policy and shorter permissible contract lengths in small business segment are expected to address these issues
•

Despite Q1 challenges, the core C&I business continues to demonstrate healthy sales growth, and the small business segment is anticipated to remain a profitable supplemental growth opportunity

35
30
25
20
15
10
5
0
21.9
12.8
18.5
33.2
7.5
2003
2004
2005
2006
1Q07

1Q07 Sales Mix by Product Type
49%
42%
6%
3%
Portfolio
Month to month
Small Business
Fixed Price

June 26, 2007
MWh Sales Volume (millions)
Sales Volume & Mix
•

Sales up slightly to 7.5M MWhs in Q1 compared to 7.3M MWh last year, despite reining in sales in small business segment
•

Small business segment 6% of 1Q07 sales, down from 25% in FY06
•

Traditional C&I business continues to exhibit steady performance

18
15
12
9
6
3
0
MWh (millions)
13.0
4.2
10.6
6.5
4.8
3.6
5.5
2.3
2007
2008
2009
2010+

June 26, 2007
•

2007 projected deliveries remain in the 18-22M MWh range
•

Total 3-31-07 backlog 33.9M MWhs, up over 50% versus last year
•

Average contract lengths steady at 18 months
Delivered             Current Backlog
‘07 Backlog at 3-31-06          ’08 Backlog at 3-31-06

’09+ Backlog at 3-31-06
Strong Backlog Growth Continues
Deliveries & Backlog

$8
$6
$4
$2
$0
$7.15
$5.93
$5.07
$5.93
$2.16
2003
2004
2005
2006
1Q07

$6
$4
$2
$0
2007E

June 26, 2007
Retail Gross Margin per MWh
(Excluding Mark-to-market Impact)
2007E
$4.00 - $5.00
Note: Retail gross margin per MWh including mark-to-market impacts were: $7.15 in
2003, $6.01 in 2004, $5.19 in 2005, $2.52 in 2006, and ($2.12) in 1Q07
Gross Margin/MWh
•

Q1 average retail gross margin per MWh was $2.16, excluding mark-to-market gains of $13.63 per MWh
•

Q1 gross margin reflects a resettlement, and portfolio adjustments caused by early terminations in the small business segment
•

2007 gross margin per MWh on deliveries anticipated to be $4.00 - $5.00
•

Expected future gross margin per MWh on new business signed during Q1 is $3.00 -
$4.00

June 26, 2007
Strategic Energy Goals
•

Increase market penetration in the most profitable markets to achieve 6 - 8% market share
•

Grow delivered MWhs at faster than estimated market growth
of 4% -6% per year
•

Grow core earnings year over year providing attractive
risk-adjusted return
•

Achieve operating leverage, driving SG&A/MWh to the $2.00 -
$2.50 range

Aquila Transaction

STRATEGIC INTENT:

- Increases Shareholder Value
- Improves Total Living Environment

Operational Excellence: Tier 1
Comprehensive Energy Plan
Winning Culture
Community Political Regulatory
Strategic Energy

June 26, 2007
•

Solid rate base growth plan consistent with KCP&L’s balanced
Comprehensive Energy Plan
•

Adjacent utility territories provide ease of integration and significant synergy opportunity
•

Expected to be modestly dilutive in 2008 and accretive
beginning in 2009
•

Co-owners of Iatan 1 and Iatan 2
•

Attractive growth profile at Aquila’s MO utilities consistent with
Great Plains Energy’s Strategic Intent
•

Strong regulatory, community & political relationships in MO
•

Opportunity to fill Aquila’s generation needs
•

Improves credit profile with more regulated business
•

Lower anticipated rate increases for Aquila customers
•

Acquiring only Aquila’s properties that are strategic to GXP
Acquisition of Aquila
advances Great Plains
Energy’s Strategic Intent
Focused regional acquisition and attractive strategic growth opportunity delivers significant value to GXP and ILA stakeholders
Strategic Rationale For Transaction

Asset Sale Transaction:

- Black Hills Corporation will acquire Aquila's gas utility properties in CO, IA, NE and KS, and electric utility property in CO
- Asset sale consideration: $940 million in cash, subject to closing adjustments
- Black Hills to assume liabilities of the acquired utility properties
- No financing condition

Merger Transaction:

- Newly formed subsidiary of Great Plains Energy merges into Aquila, with Aquila surviving
- Merger consideration:
  - $1.80 + 0.0856 of a share of Great Plains Energy common stock for each share of Aquila
  - 40% in cash and 60% in stock
  - Implied value of $4.54 per share, based on Great Plains Energy closing price on Feb. 6, 2007
  - Pro forma ownership: 73% Great Plains Energy / 27% Aquila
  - Taxable transaction to Aquila shareholders

Dividend Policy:

- Great Plains Energy annual dividend of $1.66 per share expected to be maintained

Great Plains Energy Governance:

- Michael Chesser to remain Chairman and CEO
- No change to Great Plains Energy Board of Directors or senior executive team as a result of the transaction
- Corporate headquarters to remain in Kansas City, MO

Conditions & Approvals:

- Aquila and Great Plains Energy shareholders, FERC, HSR, and state approvals (Missouri, Kansas, Colorado, Iowa and Nebraska) and other customary conditions
- Each of the two transactions is conditioned on the completion of the other transaction
- Expected closing in first quarter 2008

June 26, 2007
Transaction Summary

June 26, 2007
Transaction Financial Highlights
•

Approximately $452M in estimated total synergies over 5 yrs.; $271M net of estimated costs to achieve
•

Transaction expected to be modestly dilutive in 2008 and accretive beginning in 2009
•

Enhanced earnings growth prospects
•

Increased ownership of low-cost coal generation: Iatan 1 and Iatan 2
•

Capital investments consistent with KCP&L’s CEP (generation, environmental, system improvement, and customer efficiency/affordability programs)
•

GXP’s long-term equity ratio target remains approximately 55%
•

Funding mix for capital projects associated with the Aquila transaction expected to be similar to KCP&L’s CEP projects
•

$265m of Black Hills’ transaction proceeds anticipated for debt retirement
•

Strengthened balance sheet supports needed capital improvements at Aquila
•

Efficient use of Aquila’s tax benefits
•

Minimal tax on sale of assets to Black Hills
•

Remaining operating and capital loss tax benefits to be utilized in the next 5 years

Operations
16%
Supply Chain
11%
Shared Services
32%
Interest Savings
41%

38
10
16
28
38
10
15
29
38
10
12
29
38
10
12
29
36
10
16
28

June 26, 2007
Estimated Synergies Average $90mm per Year
2008-2012 Estimated Synergies: Approximately $452mm
Total (annual)
Shared
Services
Operations
Supply Chain
Interest
$92
$92
$89
$89
$90
$143
$71
$50
$188
5-yr total
$452
32%
16%
11%
41%
100%
$188
$143
$71
$50
Transaction Synergies

($ in millions)

	Post-Transaction Period			
	2008E	2009E	2010E	2011E
Base Capex	**$167**	**$122**	**$131**	**$106**
New Generation	112	68	31	-
Environmental	24	-	-	-
Infrastructure Investment	17	66	95	60
Demand Response/Energy Efficiency	5	5	15	15
Capex Consistent With CEP	**$158**	**$139**	**$141**	**$75**
Total Capex	**$324**	**$260**	**$271**	**$181**
Aquila Estimated Ratebase ($ in billions)	$1.2	$1.3	$1.8	$1.9

June 26, 2007
•

Aquila’s planned 2007 capital expenditures total $344 million
•

Planned capital projects for Aquila are consistent with the elements of  KCP&L’s existing CEP - designed to ensure environmentally sound generation and low-cost, reliable service for customers
•

New generation investment at Iatan 2 and environmental investment at Iatan 1 are already underway
Estimated Aquila Capital Expenditures

Appendix

GREAT PLAINS ENERGY
Consolidated Earnings and Earnings Per Share
Three Months Ended March 31
(Unaudited)

	Earnings		Earnings per Great Plains Energy Share	
		As Adjusted		As Adjusted
	2007	2006	2007	2006
	(millions)			
KCP&L	$ 2.1	$ 13.0	$ 0.02	$ 0.17
Strategic Energy	27.1	(10.9)	0.33	(0.15)
Other	(5.8)	(3.2)	(0.07)	(0.04)
Net income (loss)	23.4	(1.1)	0.28	(0.02)
Preferred dividends	(0.4)	(0.4)	-	-
Earnings (loss) available for common shareholders	$ 23.0	$ (1.5)	$ 0.28	$(0.02)
Reconciliation of GAAP to Non-GAAP				
Earnings (loss) available for common shareholders	$ 23.0	$ (1.5)	$ 0.28	$(0.02)
Reconciling items				
KCP&L - skill set realignment costs	-	5.8	-	0.08
Strategic Energy - mark-to-market impacts from energy contracts	(34.0)	21.1	(0.41)	0.28
Core earnings (loss)	$(11.0)	$ 25.4	$(0.13)	$ 0.34
Core earnings (loss)				
KCP&L	$ 2.1	$ 18.8	$ 0.02	$ 0.25
Strategic Energy	(6.9)	10.2	(0.08)	0.13
Other	(6.2)	(3.6)	(0.07)	(0.04)
Core earnings (loss)	$(11.0)	$ 25.4	$(0.13)	$ 0.34

June 26, 2007
Core earnings is a non-GAAP financial measure that differs from earnings reported in accordance with GAAP.  We believe core earnings provide investors a meaningful indicator of our results that is comparable among periods because it excludes the effects of discontinued operations, certain unusual items and mark-to-market gains and losses on energy contracts that may not be indicative of our prospective earnings potential.  Core earnings is used internally to measure performance against budget and in reports for management and the Board of Directors.  Calculation of core earnings involves judgments by management, including whether an item is classified as an unusual item, and our definition of core earnings may differ from similar terms used by other companies.  We are unable to reconcile our core earnings guidance to GAAP earnings per share because we do not predict the future impact of unusual items and mark-to-market gains or losses on energy contracts.  The impact of these items could be material to our operating results reported in accordance with GAAP.
Reconciliation To GAAP